UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 6, 2014

Rockwell Collins, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16445	52-2314475
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

400 Collins Road NE Cedar Rapids, Iowa	52498
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (319) 295-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At the Company's 2014 Annual Meeting of Shareowners on February 6, 2014, of the 135,188,308 shares outstanding and entitled to vote, 117,416,011.616 shares were represented, constituting a quorum. The final results for each of the matters submitted to a vote of shareowners at the Annual Meeting are as follows:

Proposal No. 1: All of the nominees for director were elected to serve until the Company's 2017 Annual Meeting or until their respective successors are elected and qualified, by the votes set forth in the table below:

Nominee	For	Withheld	Broker Non-Votes
C.A. Davis	99,177,848.100	2,862,495.516	15,375,668
R.E. Eberhart	99,474,259.697	2,566,083.919	15,375,668
D. Lilley	99,916,398.982	2,123,944.634	15,375,668

Proposal No. 2: The shareowners approved, on an advisory (non-binding) basis, the compensation of certain executive officers and related disclosures, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
97,494,566.013	2,859,392.692	1,686,384.911	15,375,668

Proposal No. 3: The appointment of Deloitte & Touche LLP as the Company's auditors for fiscal 2014 was ratified by the shareowners, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
114,781,160.889	1,260,581.475	1,171,720.252	202,549

Proposal No. 4: The shareowners did not approve the proposal (which required the affirmative vote of 80 percent of outstanding shares) to amend the Company's Restated Certificate of Incorporation to declassify the Board of Directors as reflected by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
98,857,468.573	1,488,756.694	1,694,118.349	15,375,668

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ROCKWELL COLLINS, INC.
(Registrant)

Dated: February 10, 2014	By	/s/ Robert J. Perna
Robert J. Perna
Senior Vice President
General Counsel and Secretary